Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Centuri Holdings, Inc. of our report dated March 1, 2024 relating to the financial statements of Centuri Group, Inc., which appears in Centuri Holdings, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-278178).

Phoenix, Arizona
April 19, 2024

/s/ PricewaterhouseCoopers LLP

4300 E Camelback Road, Suite 475

Phoenix, Arizona 85018

T: (602) 364 8000, www.pwc.com/us